Exhibit 16.1

December 20, 2010

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read AMHN Inc. statements included under Item 4.01 of its Form 8-K filed on or about December 20, 2010, and we agree with such statements concerning our firm.

Sincerely,

/s/ KBL, LLP
KBL, LLP